Exhibit 3.28(a)
Exhibit 3.28(a) CERTIFICATE OF INCORPORATION OF Monetary Management of New York, Inc. UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW ***** WE, THE UNDERSIGNED, all of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify: FIRST: The name of the corporation is Monetary Management of New York, Inc. SECOND: The purposes for which it is formed are: To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained. THIRD: The office of the corporation is to be located in the County of New York, State of New York. FOURTH: The aggregate number of shares which the corporation shall have authority to issue is twenty thousand (20,000) of the par value of One Dollar ($1.00) each.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o CT Corporation System, 1633 Broadway, New York, New York 10019. SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are C T CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019. IN WITNESS WHEREOF, we have made and signed this Certificate of Incorporation this 29th day of October, A.D. 1986. /s/ Diane Mazzola — Diane Mazzola 1633 Broadway, New York, New York 10019. /s/ Lillian Rosado — Lillian Rosado 1633 Broadway, New York, New York 10019. STATE OF NEW YORK ) ) SS: COUNTY OF NEW YORK ) On this 29th day of October, 1986, before me personally come DIANE MAZZOLA and LILLIAN ROSADO, to me known, and know to me to be the persons described in and who executed the foregoing Certificate, and they duly acknowledged to me that they had executed the same. /s/ Timothy E. Carlson — Timothy E. Carlson Notary Public TIMOTHY E. CARLSON [Illegible] Public State of New York No. 41-[Illegible] Qualified in Queens County Certificate Filed in New York County Commission Expires March 30, 1927

STATE OF NEW YORK DEPARTMENT OF STATE FILED NOV-6-1986 [Illegible] CERTIFICATE OF INCORPORATION OF Monetary Management of New York, Inc. UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW [Illegible]
******* Harold Topol Roberts, Atty. United States Banknote Corporation 345 Hudson Street New York, New York 10014 ******* BILLED

STATE OF NEW YORK
DEPARTMENT OF STATE
     I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 1, 2009.

Daniel E. Shapiro

First Deputy Secretary of State
Rev. 06/07

CERTIFICATE OF CHANGE OF MONETARY MANAGEMENT OF NEW YORK, INC. Under Section 805-A of the Business Corporation Law 1. The name of the corporation is MONETARY MANAGEMENT OF NEW YORK, INC. If applicable, the original name under which it was formed is 2. The Certificate of Incorporation of said corporation was filed by the Department of State on 11/6/86. 3. The address of C T Corporation System as the registered agent of said corporation is hereby changed form C T CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011. 4. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is hereby changed from c/o C T CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011. 5. Notice of the above changes was mailed to the corporation by C T Corporation System not less than 30 days prior to the date of delivery to the Department of State and such corporation has not objected thereto. 6. C T Corporation System is both the agent of such corporation to whose address the Secretary of State is required to mail copies of process and the registered agent of such corporation. IN WITNESS WHEREOF, I have signed this certificate on September 1, 1999 and affirm the statements contained herein as true under penalties of perjury. C T CORPORATION SYSTEM By: /s/ Kenneth J. Uva — Kenneth J. Uva Vice President NY Domestic Corporation — agent/process address

E9 —DRAWDOWN CERTIFICATE OF CHANGE OF MONETARY MANAGEMENT OF NEW YORK, INC. Under Section 805-A of the Business Corporation Law Filed by: C T CORPORATION SYSTEM 111 Eight Avenue, New York, New York 10011 STATE OF NEW YORK DEPARTMENT OF STATE FILED SEP 14 1999 TAXS [Illegible] BY: [Illegible] NY Domestic Corporation — agent/process address

STATE OF NEW YORK
DEPARTMENT OF STATE
     I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of
the Department of State, at the City of
Albany, on December 1, 2009.

Daniel E. Shapiro
First Deputy Secretary of State
Rev. 06/07

New York State
Department of State
Division of Corporations, State Records
and Uniform Commercial Code
41 State Street
Albany, NY 12231
www.dos.state.ny.us
CERTIFICATE OF CHANGE
OF
Monetary Management of New York, Inc.
(Insert name of Domestic Corporation)
Under Section 805-A of the Business Corporation Law
FIRST: The name of the corporation is: Monetary Management of New York, Inc.
If the name of the corporation has been changed, the name under which it was formed is:

SECOND: The certificate of incorporation was filed by the Department of State on: 11/06/1986.
THIRD: The change(s) effected hereby are: [Check appropriate box(es)]
☐	The county location, within this state, in which the office of the corporation is located, is changed to:

☑	The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows:

875 Avenue of the Americas, Suite 501, New York, NY 10001.

☐	The corporation hereby: [Check one]
☐	Designates

as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is:

☑	Changes the designation of its: registered agent to: National Registered Agents, Inc. The street address of the registered agent is:

875 Avenue of the Americas, Suite 501, New York, NY 10001.

☐	Changes the address of its registered agent to:

☐	Revokes the authority of its registered agent.
DOS-1556 (Rev. 5/04)

FOURTH: The change was authorized by the board of directors.

/s/ R W. Hibberd	Roy Hibberd, Secretary

(Signature)	(Name and Title of Signer)
CERTIFICATE OF CHANGE
OF
Monetary Management of New York, Inc.
 (Insert name of Domestic Corporation)
Under Section 805-A of the Business Corporation Law
Filer’s Name: Norine Nagel c/o Premier Corporate Services
Address: 200 West Adams Street
City, State and Zip Code Chicago, IL 60606
NOTE: This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $30 filing fee.

For Office Use Only